UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 15, 2013

IMH Financial Corporation
(Exact name of registrant as specified in charter)

Delaware	000-52611	23-1537126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona		85253
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A
___________________________________________
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.
On November 15, 2013, the Kurtz Parties (defined below) agreed to dismiss, with prejudice, their appeal of the Class Action Litigation settlement (the “Settlement”) approved by the Delaware Chancery Court on July 26, 2013, as previously reported by the Company on Form 8-K. Upon the filing of a stipulation to dismiss the class action appeal, the Company will resume activity to execute the terms of the Settlement.
In connection with the dismissal of this appeal, the Company entered into a settlement agreement and release with David Kurtz and certain related shareholders (the “Kurtz Parties”) for the purpose of resolving certain litigation filed in the Superior Court of Arizona, Maricopa County against the Company and certain affiliated individuals and entities.  As consideration for the settlement and in exchange for a full release and satisfaction of all associated claims and charges by the Kurtz Parties, and with no admission of any liability, the Company made a cash payment and acquired 41,659 shares of the Company’s stock. The Company expects a portion of the settlement to be allocated to the acquisition of stock and a portion to be charged to litigation settlement expense. Pending Company submission to and approval of final documents by the Company’s insurance carriers, the Company anticipates that a portion of the litigation settlement charge will be reimbursed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2013	IMH FINANCIAL CORPORATION

	By:	/s/ William Meris

William Meris
President